QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.38

        HBRCT OP CONTRIBUTION AGREEMENT

DATED AS OF JUNE 15, 2006

BY AND AMONG

DOUGLAS EMMETT PROPERTIES, LP,

DOUGLAS EMMETT REALTY ADVISORS

AND

HBRCT LLC

i

DEFINED TERMS

TERM	SECTION
Additional Contributions	Section 1.02
Affiliate	Section 7.02
Agreement	Introduction
Attorney-in-Fact	Section 6.01
Business Day	Section 7.02
Claim	Section 3.10
Claim Notice	Section 3.10
Code	Section 7.02
Consent Form	Section 7.02
Closing	Section 2.02
Closing Date	Section 2.02
Contributed Interests	Recitals
Contributor	Introduction
Contributor Indemnified Party	Section 3.10
DE2005 REIT	Recitals
DEG	Recitals
DEG Operating Agreement	Section 7.02
DEG Contributed Interest	Recitals
DEGA	Recitals
DEGA Contributed Interest	Recitals
DEGA Operating Agreement	Section 7.02
DERA	Introduction
DERA Funds	Recitals
DERF 2002	Recitals
DERF 2002 Value	Section 1.02
DERF 2005	Recitals
DERF 2005 Value	Section 1.02
Dispute	Section 7.08
Douglas Emmett Entities	Recitals
Expiration Date	Section 3.10
Formation Transactions	Recitals
Formation Transaction Documentation	Recitals
Governmental Authority	Section 7.02
HBRCT Unit Consideration	Section 1.02
HBRCT Value	Section 1.02
Investment Funds	Recitals
IPO	Recitals
IPO Closing Date	Section 7.02
IPO Price	Section 7.02
Laws	Section 7.02
Liens	Section 7.02
Losses	Section 3.10
Management Companies	Recitals
Manager	Recitals
Material Adverse Effect	Section 7.02
OP Units	Recitals
Operating Partnership	Introduction
Operating Partnership Agreement	Section 3.05

Operating Partnership Subsidiary	Section 3.01
Outside Date	Section 2.06
Person	Section 7.02
Power of Attorney	Section 6.01
Pre-Formation Interests	Recitals
Pre-Formation Participants	Recitals
Principals	Section 7.02
Properties	Section 7.02
Prospectus	Section 7.02
REIT	Introduction
REIT Common Stock	Recitals
Representation, Warranty and Indemnity Agreement	Section 7.02
SEC	Section 2.01
Securities Act	Section 7.02
Single Asset Entities	Recitals
Subsidiary	Section 7.02
Tax	Section 7.02
Third Party Claims	Section 3.10
Total Formation Transaction Value	Section 1.02

HBRCT OP CONTRIBUTION AGREEMENT

        THIS HBRCT OP CONTRIBUTION AGREEMENT is made and entered into as of June 15, 2006 (this "Agreement"), by and among Douglas Emmett Properties, LP, a Delaware limited partnership (the "Operating Partnership") and Subsidiary of Douglas Emmett, Inc., a Maryland corporation (the "REIT"), and HBRCT LLC, a Hawaii limited liability company (the "Contributor"), and Douglas Emmett Realty Advisors, Inc., a California corporation ("DERA"), acting in its capacity as manager (the "Manager") of DEG and DEGA (each as defined below) (solely with respect to Sections 1.01 and 7.15). Certain capitalized terms are defined in Section 7.02 of this Agreement.

RECITALS

        WHEREAS, the Contributor owns a two percent (2%) membership interest in DEG, LLC, a Delaware limited liability company ("DEG"), and Douglas Emmett Realty Fund 2002, a California limited partnership ("DERF 2002"), indirectly owns a ninety-eight percent (98%) membership interest in DEG;

        WHEREAS, the Contributor owns a two percent (2%) membership interest in DEGA, LLC, a Delaware limited liability company ("DEGA"), and Douglas Emmett Realty Fund 2005, a California limited partnership ("DERF 2005"), indirectly owns a ninety-eight percent (98%) membership interest in DEGA;

        WHEREAS, the REIT desires to consolidate the ownership of a portfolio of office, residential and other properties currently owned or ground leased, directly or indirectly, by (i) certain institutional funds, including DERF 2002 and DERF 2005, and certain investment funds identified as such on Exhibit A hereto (collectively, the "DERA Funds"), for which DERA acts as the general partner, and (ii) certain single asset entities identified as such on Exhibit A hereto (the "Single Asset Entities") and managed by Affiliates of DERA, whereby the REIT will acquire directly or indirectly all of the outstanding interests in the DERA Funds and the Single Asset Entities;

        WHEREAS, concurrently with the execution of this Agreement, (A) the REIT and the Operating Partnership will enter into (i) an agreement and plan of merger with each other DERA Fund (other than DERF 2005) pursuant to which the REIT will acquire directly or indirectly the profits interests and limited partnership interests in such DERA Funds (other than the interests of three funds identified as the "Investment Funds" in Exhibit A) in consideration of each such interest's allocated share of the respective value of such DERA Fund (other than the Investment Funds' allocated shares and DERA's allocated shares, which shall have previously been acquired, directly or indirectly, by the REIT), (ii) an agreement and plan of merger with each of the Investment Funds pursuant to which, immediately prior to the Merger (defined below) and the mergers described in clause (i), the REIT will acquire directly or indirectly all interests in the Investment Funds in consideration of each of the Investment Fund's allocated share of the respective value of the DERA Funds in which they own an interest, and (iii) an agreement and plan of merger with each of the Single Asset Entities pursuant to which the REIT will acquire directly or indirectly all interests in the Single Asset Entities in consideration of each such interest's allocated share of the respective value of such Single Asset Entity, and (B) the REIT will enter into an agreement and plan of merger with DERF 2005 and Douglas Emmett 2005 REIT, Inc., a Maryland corporation and Subsidiary of DERF 2005 ("DE2005 REIT"), pursuant to which DERF 2005 would first be merged into DE2005 REIT and then the REIT would acquire the interests in DE2005 REIT by merger in consideration of each DERF 2005 partnership interest's allocated share of DERF 2005 (other than DERA's allocated share, which shall have previously been acquired, directly or indirectly, by the REIT);

        WHEREAS, prior to the mergers identified in the preceding paragraph, the REIT desires to acquire DERA and Douglas, Emmett and Company, a California corporation and the Operating Partnership desires to acquire P.L.E. Builders, Inc., a California corporation (collectively, the "Management Companies") and, together with the DERA Funds and the Single Asset Entities, the

"Douglas Emmett Entities") (the transactions contemplated by this Agreement and the other Formation Transaction Documentation are hereinafter referred to as the "Formation Transactions"; the "Pre-Formation Participants" are the holders of the equity interests (including the profits interests and the general and limited partnership interests) in all of the Douglas Emmett Entities immediately prior to the Formation Transactions, and such interests held by Pre-Formation Participants are hereinafter referred to as "Pre-Formation Interests"; and the "Formation Transaction Documentation" means all of the merger agreements and contribution agreements (including this Agreement), substantially in the forms accompanying the Request for Consent dated March 24, 2006 and identified in Exhibit B hereto, pursuant to which all of the equity interests in the Douglas Emmett Entities held by the Pre-Formation Participants are to be acquired as part of the Formation Transactions);

        WHEREAS, the Formation Transactions relate to the proposed initial public offering (the "IPO") of the common stock, par value $.01 per share ("REIT Common Stock"), of the REIT, which will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code;

        WHEREAS, prior to the effective time of the applicable mergers contemplated in certain of the other Formation Transaction Documentation, the Contributor desires to contribute to the Operating Partnership all of its interest in DEG (the "DEG Contributed Interest") and DEGA (the "DEGA Contributed Interest" and, together with the DEG Contributed Interest, the "Contributed Interests"), and the Operating Partnership desires to acquire from the Contributor, all of the Contributor's right, title and interest as a holder of Pre-Formation Interests, including, without limitation, all of the Contributor's voting rights and interests in the capital, profits and losses of DEG and DEGA, constituting all of the Contributor's interest in respect of the Contributed Interests, in exchange for units of limited partnership in the Operating Partnership ("OP Units") in a transaction intended to qualify as a tax-free transaction under Section 721 of the Code, subject to the completion of the IPO and the terms and conditions set forth herein; and

        WHEREAS, all necessary approvals have been obtained by each of the Operating Partnership and the Contributor to consummate the transactions contemplated herein and by the other Formation Transaction Documentation.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

CONTRIBUTION

        Section 1.01    CONTRIBUTION TRANSACTION; ASSIGNMENT AND ASSUMPTION.

        (a)   At the Closing and subject to the terms and conditions contained in this Agreement, the Contributor hereby assigns, sets over, and transfers to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens (other than those arising under the DEG Operating Agreement and the DEGA Operating Agreement), all of its right, title and interest in and to the Contributed Interests, including all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor acquired the Contributed Interests transferred pursuant to this Agreement; provided, that the Operating Partnership accepts the assignment by the Contributor and agrees to be bound by the terms of the DEG Operating Agreement and the DEGA Operating Agreement and undertakes, assumes and agrees punctually and faithfully to perform, pay or discharge when due and otherwise in accordance with its terms, all agreements, covenants, conditions, obligations and liabilities of the Contributor as a member of DEG and DEGA with respect to the Contributed Interests arising solely on or after the Closing Date.

        (b)   In accordance with the respective terms of the DEG Operating Agreement and the DEGA Operating Agreement, this Agreement shall serve as notice to the Manager of the transfer of the Contributor's Contributed Interests, and the Manager consents to, and agrees and acknowledges that all requirements and conditions for such transfer and the admission of the Operating Partnership as a substituted member have been satisfied or otherwise waived.

        (c)   All of the parties hereto agree that, as a result of the assignment and assumptions hereunder, for purposes of the DEG Operating Agreement and the DEGA Operating Agreement, the Operating Partnership shall be a member of DEG and DEGA.

        Section 1.02    CONSIDERATION.     Under and subject to the terms and conditions of the respective Formation Transaction Documentation, as the result of an irrevocable election indicated on Consent Form submitted by a Pre-Formation Participant or as a result of the failure of a Pre-Formation Participant to submit a Consent Form, each Pre-Formation Participant is irrevocably bound to accept and entitled to receive upon consummation of the Formation Transactions, a specified share of the pre-IPO equity value of the Douglas Emmett Entities in the form of the right to receive cash, REIT Shares or OP Units. The "Total Formation Transaction Value" means the aggregate dollar value of (i) the cash, (ii) the REIT Shares and (iii) the OP Units that are allocated to all Pre-Formation Participants in the Formation Transactions (for all purposes under this Section 1.02, any OP Units shall be valued at the IPO Price), which shall not be less than $1.0 billion, shall be determined by the REIT acting in good faith based upon the pricing in the IPO and the number of REIT Shares sold in the IPO (excluding the over-allotment option, if any) and shall be specified by the REIT in the final IPO prospectus. The amount of cash included in the Total Formation Transaction Value shall not be less than 90% of the difference between the aggregate net proceeds from the IPO (excluding the over-allotment option, if any) and 100% of the payments for the preferred equity held by The Prudential Insurance Company of North America, Inc. in the DERA Funds.

        "HBRCT Value" equals the sum of (1) the amount of the DERF 2002 Value allocable to the DEG Contributed Interest in accordance with Section 7.1 of the DEG Operating Agreement, plus (2) the amount of the DERF 2005 Value allocable to the DEGA Contributed Interest in accordance with Section 7.1 of the DEGA Operating Agreement, plus(3) the sum of (i) 100% of the aggregate amount, during the period commencing on July 1, 2005 and ending on the Closing Date (defined below) of (x) Capital Contributions (as defined in the DEGA Operating Agreement) made to DEGA by the Contributor HBRCT, if any (such capital contributions by the Contributor, if any, are referred to as the "Additional Contributions"), plus (ii) a return on such Additional Contributions at an annualized rate of ten percent (10%) for the period commencing on the date on which each such Additional Contribution is made and ending on the Closing Date (for purposes of calculating the return, a capital contribution shall be deemed made on the date due, or if made after the due date, on the date received). "DERF 2002 Value" means the amount equal to 40.5390% of the portion of the Total Formation Transaction Value allocated to DERF 2002, as determined in accordance with the DERF 2002 merger agreement, and "DERF 2005 Value" means the amount equal to 89.9818% of the portion of the Total Formation Transaction Value allocated to DERF 2005, as determined in accordance with the DERF 2005 merger agreement.

        At Closing, and subject to the terms and conditions contained in this Agreement, the Operating Partnership shall, in exchange for the Contributed Interests, issue to the Contributor a number of OP Units (the "HBRCT Unit Consideration") equal to the HBRCT Value divided by the IPO Price. No fractional OP Units shall be issued pursuant to this Agreement. In lieu thereof, the Contributor shall receive an amount in cash determined by multiplying the fraction of an OP Unit to which the Contributor would otherwise have been entitled, by the IPO Price. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional OP Unit; and provided further, that the Operating Partnership will bear any out-of-pocket expenses not caused by a material breach of this Agreement by the Contributor.

        Section 1.03    FURTHER ACTION.     If, at any time after the Closing, the Operating Partnership shall determine or be advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Operating Partnership the right, title or interest in or to the Contributed Interests, the Contributor shall execute and deliver all such deeds, bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in the Contributed Interests or otherwise to carry out this Agreement; provided, that the Contributor shall not be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on the Contributor that are not contemplated by this Agreement or reasonably inferable by the terms herein.

        Section 1.04    CALCULATION OF HBRCT UNIT CONSIDERATION.     As soon as practicable following the determination of the IPO Price and prior to the Closing, all calculations relating to the HBRCT Unit Consideration shall be performed in good faith by, or under the direction of, the Operating Partnership and shall be final and binding upon the Contributor.

        Section 1.05    TRANSACTION COSTS.     If the Closing occurs, the REIT and the Operating Partnership shall be solely responsible for all transaction costs and expenses of the REIT, the Operating Partnership and the Douglas Emmett Entities in connection with the Formation Transactions and the IPO, which include, but are not limited to, the underwriting discounts and commissions. In no event shall the Contributor have any responsibility for such costs and expenses.

ARTICLE II

CLOSING

        Section 2.01    CONDITIONS PRECEDENT.

        (a)    Condition to Each Party's Obligations.     The respective obligation of each party to effect the contribution contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the effective time of the mergers contemplated in the applicable Formation Transaction Documentation, of the following conditions:

          (i)    Registration Statement.    The Registration Statement (defined below) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the Securities and Exchange Commission ("SEC") seeking a stop order. This condition may not be waived by any party.

          (ii)    IPO Proceeds.    The REIT shall have received the proceeds from the IPO. This condition may not be waived by any party.

          (iii)    No Injunction.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing.

          (iv)    Formation Transactions.    The other Formation Transactions shall have been consummated. This condition may not be waived by any party.

        (b)    Conditions to Obligations of the Operating Partnership.     The obligations of the Operating Partnership are further subject to satisfaction of the following conditions (any of which may be waived by the Operating Partnership in whole or in part):

          (i)    Representations and Warranties.    Except as would not have a Material Adverse Effect, the representations and warranties of the Contributor contained in this Agreement, as well as those of the Principals contained in the Representation, Warranty and Indemnity Agreement, shall be true and correct at the Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date).

          (ii)    Performance by the Contributor.    The Contributor shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (iii)    Consents, Etc.    All necessary consents and approvals of Governmental Authorities or third parties (including lenders) for the Contributor to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the Contributor to consummate the transactions contemplated by this Agreement) shall have been obtained.

          (iv)    Representation, Warranty and Indemnity Agreement.    The Principals shall have entered into the Representation, Warranty and Agreement.

        (c)    Conditions to Obligations of the Contributor.     The obligation of the Contributor to effect the contribution contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date are further subject to satisfaction of the following conditions:

          (i)    Representations and Warranties.    Except as would not have a Material Adverse Effect, the representations and warranties of the Operating Partnership contained in this Agreement shall be true and correct at the Closing as if made again at that time (except to the extent that any representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of that earlier date).

          (ii)    Performance by the Operating Partnership.    The Operating Partnership shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (iii)    Registration Rights Agreement.    The REIT shall have entered into the registration rights agreement, substantially in the form attached as Exhibit C hereto. This condition may not be waived by any party hereto.

          (iv)    Total Formation Transaction Value.    The Total Formation Transaction Value shall not be less than $1.0 billion and the amount of cash included in the Total Formation Transaction Value shall not be less than 90% of the difference between (i) the aggregate net proceeds from the IPO (excluding the over-allotment option, if any) and (ii) 100% of the payments for the preferred equity held by The Prudential Insurance Company of North America, Inc. in the DERA Funds. This condition may not be waived by any party.

        Section 2.02    TIME AND PLACE.     Unless this Agreement shall have been terminated pursuant to Section 2.02 hereof, and subject to satisfaction or waiver of the conditions in Section 2.01 hereof, the closing of the transfer contemplated by Section 1.01 and the other transactions contemplated hereby shall occur on the day on which the REIT receives the proceeds from the IPO from the underwriter(s) (the "Closing" or the "Closing Date"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071 or such other place as determined by the Operating Partnership in its sole discretion. The transfer described in Section 1.01 hereof and all closing deliveries shall be deemed concurrent for all purposes.

        Section 2.03    DELIVERY OF OP UNITS.     The issuance of the HBRCT Unit Consideration shall be evidenced by an amendment to the Operating Partnership Agreement (defined below). At the Closing (or as soon as reasonably practicable thereafter), the Operating Partnership shall deliver or cause to be delivered to the Contributor an executed copy of such amendment.

        Section 2.04    CLOSING DELIVERIES.     At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (described in Article VI hereof), any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributed Interests, free and clear of all Liens and to effectuate the transactions contemplated hereby.

        Section 2.05    CLOSING COSTS.     The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

        Section 2.06    TERM OF THE AGREEMENT.     This Agreement shall terminate automatically if (i) the initial registration statement of the REIT for the IPO has not been filed with the Securities and Exchange Commission by December 31, 2006, or (ii) the contributions contemplated herein shall not have been consummated on or prior to April 20, 2007 (such date is hereinafter referred to as the "Outside Date").

        Section 2.07    EFFECT OF TERMINATION.     In the event of termination of this Agreement for any reason, all obligations on the part of the Operating Partnership, DERA and the Contributor under this Agreement shall terminate, except that the obligations set forth in Article VII shall survive, it being understood and agreed, however, for the avoidance of doubt, that if this Agreement is terminated because one or more of the conditions to the non-breaching party's obligations under this Agreement are not satisfied by the Outside Date as a result of the other party's material breach of a covenant, representation, warranty or other obligation under this Agreement or any other Formation Transaction Documentation, the non-breaching party's right to pursue all legal remedies with respect to such breach will survive such termination unimpaired.

        Section 2.08    TAX WITHHOLDING.     The Operating Partnership shall be entitled to deduct and withhold, from the consideration payable pursuant to this Agreement to the Contributor, such amounts as the Operating Partnership is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Operating Partnership, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor in respect of which such deduction and withholding was made by the Operating Partnership.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE OPERATING PARTNERSHIP

        The Operating Partnership hereby represents and warrants to and covenants with the Contributor as follows:

        Section 3.01    ORGANIZATION; AUTHORITY.

        (a)   The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Operating Partnership has all requisite power and authority to enter this Agreement and the other Formation Transaction Documentation to which it is a party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the Operating Partnership and the Operating Partnership Subsidiaries (defined below) taken as a whole.

        (b)   Schedule 3.01(b) sets forth as of the date hereof, (i) each Subsidiary of the Operating Partnership (each an "Operating Partnership Subsidiary"), (ii) the ownership interest therein of the Operating Partnership, and (iii) if not wholly owned by the Operating Partnership, the identity and ownership interest of each of the other owners of such Operating Partnership Subsidiary. Each Operating Partnership Subsidiary has been duly organized or formed and is validly existing under the laws of its jurisdiction of organization or formation, as applicable, has all power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Operating Partnership and the Operating Partnership Subsidiaries taken as a whole.

        Section 3.02    DUE AUTHORIZATION.     The execution, delivery and performance of this Agreement and the other Formation Transaction Documentation by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement, the other Formation Transaction Documentation and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement or the other Formation Transaction Documentation constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

        Section 3.03    CONSENTS AND APPROVALS.     Except in connection with the IPO and the consummation of the Formation Transactions, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        Section 3.04    NO VIOLATION.     None of the execution, delivery or performance of this Agreement, the other Formation Transaction Documentation, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the Operating Partnership, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership, or (c) any other agreement to which the Operating Partnership is a party thereto.

        Section 3.05    VALIDITY OF OP UNITS.     The OP Units to be issued to the Contributor pursuant to this Agreement will have been duly authorized by the Operating Partnership and, when issued against the consideration therefor, will be validly issued by the Operating Partnership, free and clear of all Liens created by the Operating Partnership (other than Liens created by the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement")).

        Section 3.06    LITIGATION.     There is no action, suit or proceeding pending or, to the Operating Partnership's knowledge, threatened against the Operating Partnership or any Operating Partnership Subsidiary which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Operating Partnership or which challenges or impairs the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

        Section 3.07    OP AGREEMENT.     Attached as Exhibit D hereto is a true and correct copy of the Operating Partnership Agreement in substantially final form.

        Section 3.08    LIMITED ACTIVITIES.     Except for activities in connection with the IPO or the Formation Transactions, the Operating Partnership and the Operating Partnership Subsidiaries have not engaged in any material business or incurred any material obligations.

        Section 3.09    NO OTHER REPRESENTATIONS OR WARRANTIES.     Other than the representations and warranties expressly set forth in this Article III, the Operating Partnership shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

        Section 3.10    INDEMNIFICATION.

        (a)   From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless the Contributor and its manager, beneficiaries, officers, employees, partners, members, agents, representatives and Affiliates (each of which is a "Contributor Indemnified Party") from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "Losses") arising out of or relating to, asserted against, imposed upon or incurred by the Contributor Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement or in any schedule, exhibit, certificate or affidavit or any other document delivered by the Operating Partnership pursuant to this Agreement; provided, however, that the Operating Partnership shall not have any obligation under this Section to indemnify any Contributor Indemnified Party against any Losses to the extent that such Losses arise by virtue of (i) any diminution in value of OP Units, or (ii) the Contributor's breach of this Agreement, gross negligence, willful misconduct or fraud. Nothing in this Section 3.10 shall relieve the parties to the Representation, Warranty and Indemnity Agreement of any liability under the express terms thereof.

        (b)   At the time when any Contributor Indemnified Party learns of any potential claim under this Section 3.10 (a "Claim") against the Operating Partnership it will promptly give written notice (a "Claim Notice") to the Operating Partnership; provided that failure to do so shall not prevent recovery under this Agreement, except to the extent that the Operating Partnership shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to the Contributor Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, the Contributor Indemnified Party shall deliver to the Operating Partnership, promptly after the Contributor Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Contributor Indemnified Party relating to a Third Party Claim (defined below). Any Contributor Indemnified Party may at its option demand indemnity under this Section 3.10 as soon as a Claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Contributor Indemnified Party shall in good faith determine that such claim is not frivolous and that the Contributor Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof.

        (c)   The Operating Partnership shall be entitled, at its own expense, to assume and control the defense of any Claims based on claims asserted by third parties ("Third Party Claims"), through counsel chosen by the Operating Partnership and reasonably acceptable to the Contributor Indemnified Parties (or any person authorized by the Contributor Indemnified Parties to act on its behalf), if it gives written notice of its intention to do so to the Contributor Indemnified Parties within thirty (30) days of the receipt of the applicable Claim Notice; provided, however, that the Contributor Indemnified Parties may at all times participate in such defense at their expense. Without limiting the foregoing, in the event that the Operating Partnership exercises the right to undertake any such defense against a Third Party Claim, the Contributor Indemnified Party shall cooperate with the Operating Partnership in such defense and make available to the Operating Partnership (unless prohibited by Law), at the Operating

Partnership's expense, all witnesses, pertinent records, materials and information in the Contributor Indemnified Party's possession or under the Contributor Indemnified Party's control relating thereto as is reasonably required by the Operating Partnership. No compromise or settlement of such Third Party Claim may be effected by either the Contributor Indemnified Party, on the one hand, or the Operating Partnership, on the other hand, without the other's consent (which shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party and (ii) each Contributor Indemnified Party that is party to such claim is released from all liability with respect to such claim.

        (d)   All representations, warranties and covenants of the Operating Partnership contained in this Agreement shall survive after the effective time of the mergers contemplated in the applicable Formation Transaction Documentation until the first anniversary of the Closing Date (the "Expiration Date"). If written notice of a claim in accordance with the provisions of this Section 3.10 has been given prior to the Expiration Date, then the relevant representation, warranty and covenant shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived. In furtherance of the foregoing, the Contributor hereby waives, as of the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the other parties hereto arising under or based upon any federal, state, local or foreign Law, other than the right to seek indemnity pursuant to this Section 3.10. The foregoing sentence shall not (i) limit the Contributor's right to specific performance or injunctive relief in connection with the breach by the Operating Partnership of its covenants in this Agreement or (ii) constitute a waiver of any rights or remedies of the Contributor under the DEG Operating Agreement or the DEGA Operating Agreement, as the case may be.

        (e)   All indemnity payments made hereunder shall be treated as adjustments to the consideration paid hereunder for United States federal income tax purposes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

        Except as disclosed in the Prospectus, the Contributor hereby represents, warrants and agrees that as of the Closing Date:

        Section 4.01    ORGANIZATION; AUTHORITY.     The Contributor has been duly organized, is validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby.

        Section 4.02    DUE AUTHORIZATION.     The execution, delivery and performance of this Agreement by the Contributor have been duly and validly authorized by all necessary action required of the Contributor. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

        Section 4.03    OWNERSHIP OF CONTRIBUTED INTERESTS.     The Contributor is the record owner of the Contributed Interests and has the power and authority to transfer, sell, assign and convey to the Operating Partnership the Contributed Interests free and clear of any Liens and, upon delivery of the consideration for the Contributed Interests as provided herein, the Operating Partnership will acquire good and valid title thereto, free and clear of any Liens (other than those Liens created by the DEG Operating Agreement and the DEGA Operating Agreement, as the case may be). Except as provided for or contemplated by this Agreement or the other applicable Formation Transaction Documentation, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (i) relating to the Contributed Interests or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise the Contributed Interests or any securities or obligations of any kind convertible into any of the interests which comprise the Contributed Interests or other equity interests or profit participation of any kind in DEG and DEGA. Prior to the Closing, the Contributor will not consent to join in or in any way effect the transfer of, or otherwise encumber, any properties owned directly or indirectly by DEG or DEGA, except as permitted by the Formation Transaction Documentation. The Contributor has no equity interest, either direct or indirect, in the Properties, except for the Contributed Interests.

        Section 4.04    CONSENTS AND APPROVALS.     Except as shall have been satisfied on or prior to the Closing Date, no consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Laws is required to be obtained by the Contributor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals, authorizations or filings, the failure of which to obtain or to file would not have a Material Adverse Effect.

        Section 4.05    NO VIOLATION.     None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (A) the organizational documents, if any, of the Contributor, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or the Contributed Interests are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree binding on the Contributor (or its assets or properties), except, in the case of clause (B) and (C), any such breaches or defaults that would not have a Material Adverse Effect.

        Section 4.06    NON-FOREIGN PERSON.     The Contributor is a United States person (as defined in the Code) and is, therefore, not subject to the provisions of the Code relating to the withholding of sales or exchange proceeds to foreign persons.

        Section 4.07    SOLVENCY.     The Contributor has been and will be solvent at all times prior to and for the ninety (90) day period following the transfer of the Contributed Interests to the Operating Partnership.

        Section 4.08    LITIGATION.     To the Contributor's knowledge, there is no action, suit or proceeding pending or threatened against the Contributor affecting all or any portion of the Contributed Interests or the Contributor's ability to consummate the transactions contemplated hereby which, if adversely determined, would adversely affect the Contributor's ability to so consummate the transactions contemplated hereby. The Contributor knows of no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting all or any portion of the Contributed Interests, which in any such case would impair the Contributor's ability to enter into and perform all of its obligations under this Agreement.

        Section 4.09    INVESTMENT.     The Contributor acknowledges that the offering and issuance of the OP Units to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Operating Partnership as follows:

        (a)   The Contributor is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

        (b)   The Contributor is acquiring the OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any thereof in violation of the securities Laws.

        (c)   The Contributor is knowledgeable, sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the OP Units and fully understands the limitations on transfer imposed by the federal securities Laws. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Operating Partnership and the business and prospects of the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Operating Partnership and the business and prospects of the Operating Partnership which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units. The Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Contributor's advisors (including tax advisors), and not upon that of the Operating Partnership or any of the Operating Partnership's Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby.

        (d)   The Contributor acknowledges that the OP Units have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or an exemption from registration is available.

        Section 4.10    NO OTHER REPRESENTATIONS OR WARRANTIES.     Other than the representations and warranties expressly set forth in this Article IV, the Contributor shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

        Section 4.11    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.     The parties hereto agree and acknowledge that the representations and warranties set forth in this Article IV (other than Sections 4.03, 4.06 and 4.09) shall not survive the Closing.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

        Section 5.01    COVENANTS OF THE CONTRIBUTOR.     From the date hereof through the Closing, except as otherwise provided for or as contemplated by this Agreement or the other applicable Formation Transaction Documentation, the Contributor shall not:

        (a)   sell, transfer or otherwise dispose of all or any portion of the Contributed Interests;

        (b)   mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of the Contributed Interests; or

        (c)   authorize or consent to, or cause any Douglas Emmett Entity to take, any of the actions prohibited by the Formation Transaction Documentation.

        Section 5.02    COMMERCIALLY REASONABLE EFFORTS BY THE OPERATING PARTNERSHIP AND THE CONTRIBUTOR.     Each of the Operating Partnership and the Contributor shall use commercially reasonable efforts and cooperate with each other in (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, and (ii) promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

ARTICLE VI

POWER OF ATTORNEY

        Section 6.01    GRANT OF POWER OF ATTORNEY.     The Contributor does hereby irrevocably appoint DERA (or its designee) and each of them individually and any successor thereof from time to time (DERA or such designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-in-Fact") as the true and lawful attorney-in-fact and agent of the Contributor, to act in the name, place and stead of the Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings, to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement and the other applicable Formation Transaction Documentation, as fully as could the Contributor if personally present and acting.

        The power of attorney and all authority granted hereby (such power of attorney is hereinafter referred to as the "Power of Attorney") shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor making such an appointment or granting such an authority, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement or the other applicable Formation Transaction Documentation, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor agrees that, at the request of DERA, it will promptly execute a separate power of attorney on the same terms set forth in this Article VI, such execution to be witnessed and notarized. The Contributor hereby authorizes the reliance of third parties on the Power of Attorney.

        The Contributor acknowledges that DERA has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement and the other Formation Transaction Documentation.

        Section 6.02    LIMITATION ON LIABILITY.     It is understood that the Attorney-in-Fact assumes no responsibility or liability to any Person by virtue of the Power of Attorney granted by the Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the IPO, or the acquisition of the Contributed Interests by the Operating Partnership and shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or Law except for its own gross negligence or bad faith. The Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by the Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. The Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Operating Partnership or its successors or Affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Contributor hereunder, release, amend or modify any other power of attorney granted by any other Person under any related agreement.

        Section 6.03    RATIFICATION; THIRD PARTY RELIANCE.     The Contributor hereby ratifies and confirms any and all actions that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor under this Article VI, and the Contributor authorizes the reliance of third parties on the Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE VII

GENERAL PROVISIONS

        Section 7.01    NOTICES.     All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

      (a)
      if to the Operating Partnership to:

      Douglas Emmett Properties, LP
      c/o Douglas Emmett, Inc.
      808 Wilshire Boulevard, Suite 200
      Santa Monica, California 90401
      Facsimile: (310) 255-7702
      Attention: Chief Executive Officer

      (b)
      If to the Contributor, to:

      HBRCT LLC
      700 Bishop Street, Suite 200
      Honolulu, Hawaii 96813
      Facsimile: (808) 536-2400
      Attention: Richard W. Gushman, II

        Section 7.02    DEFINITIONS.     For purposes of this Agreement, the following terms shall have the following meanings.

        (a)   "Affiliate" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        (b)   "Business Day" means any day that is not a Saturday, Sunday or legal holiday in the State of California.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

        (d)   "Consent Form" means the forms provided to each holder of Pre-Formation Interests to consent to the Formation Transactions and to make such holder's irrevocable elections with respect to consideration to be received in the Formation Transactions.

        (e)   "DEG Operating Agreement" means that certain Limited Liability Company Agreement of DEG, LLC, dated as of August 11, 2004, by and between DERF 2002 and HBRCT.

        (f)    "DEGA Operating Agreement" means that certain Limited Liability Company Agreement of DEGA, LLC, dated as of January 3, 2005, by and between Douglas Emmett 2005 REIT, Inc., a Maryland corporation, and HBRCT.

        (g)   "Governmental Authority" means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

        (h)   "IPO Closing Date" means the closing date of the IPO.

        (i)    "IPO Price" means the initial public offering price of a REIT Share in the IPO.

        (j)    "Laws" means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

        (k)   "Liens" means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

        (l)    "Material Adverse Effect" means a material adverse effect on the REIT and the properties owned or leased pursuant to a ground lease by the Douglas Emmett Entities (after giving effect to the Formation Transactions), taken as a whole.

        (m)  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (n)   "Principals" means Dan Emmett, Christopher Anderson, Jordan Kaplan, and Kenneth Panzer.

        (o)   "Properties" means the office, residential or other property owned by the Douglas Emmett Entities or any of their Subsidiaries or leased pursuant to a ground lease.

        (p)   "Prospectus" means the REIT's final prospectus as filed with the SEC.

        (q)   "Representation, Warranty and Indemnity Agreement" means the Representation, Warranty and Indemnity Agreement, dated as of the date hereof, by and among the REIT, the Operating Partnership and the Principals.

        (r)   "Securities Act" means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

        (s)   "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii)(A) 10% or more of the voting power of the voting capital stock or other equity interests, or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

        (t)    "Tax" means all federal, state, local and foreign income, property, withholding, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto.

        Section 7.03    COUNTERPARTS.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

        Section 7.04    ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.     This Agreement, including, without limitation, the exhibits and schedules hereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

        Section 7.05    GOVERNING LAW.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 7.06    ASSIGNMENT.     This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership may assign its rights and obligations hereunder to an Affiliate.

        Section 7.07    JURISDICTION.     The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the County of Los Angeles, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

        Section 7.08    DISPUTE RESOLUTION.     The parties intend that this Section 7.08 will be valid, binding, enforceable, exclusive and irrevocable and that it shall survive any termination of this Agreement.

        (a)   Upon any dispute, controversy or claim arising out of or relating to this Agreement or the enforcement, breach, termination or validity thereof ("Dispute"), the party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute following which the parties to such Dispute shall attempt for a period of ten (10) Business Days from receipt by the parties of notice of such Dispute to resolve such Dispute by negotiation between representatives of the parties hereto who have authority to settle such Dispute. All such negotiations shall be confidential and any statements or offers made therein shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence and shall not be admissible as evidence in any subsequent proceeding for any purpose. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defense based on the running of the statute of limitations will be available based upon the passage of time during any such negotiation. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 7.08(c) below without regard to any such 10-day negotiation period.

        (b)   Any Dispute (including the determination of the scope or applicability of this agreement to arbitrate) that is not resolved pursuant to Section 7.08(a) above shall be submitted to final and binding arbitration in California before one neutral and impartial arbitrator, in accordance with the Laws of the State of California for agreements made in and to be performed in that State. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Within fifteen (15) days following a demand for arbitration, the arbitrator shall be appointed by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures, as in effect on the date hereof. The arbitrator shall designate the place and time of the hearing. The hearing shall be scheduled to begin as soon as practicable and no later than sixty (60) days after the appointment of the arbitrator (unless such period is extended by the arbitrator for good cause shown) and shall be conducted as expeditiously as possible. The award, which shall set forth the arbitrator's findings of fact and conclusions of law, shall be filed with JAMS and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to collateral attack. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof.

        (c)   Notwithstanding the parties' agreement to submit all Disputes to final and binding arbitration before JAMS, the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court having jurisdiction thereof. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief in order to protect any party's rights under this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

        (d)   The prevailing party shall be entitled to recover its costs and reasonable attorneys' fees, and the non-prevailing party shall pay all expenses and fees of JAMS, all costs of the stenographic record, all expenses of witnesses or proofs that may have been produced at the direction of the arbitrator, and the fees, costs, and expenses of the arbitrator. The arbitrator shall allocate such costs and designate the prevailing party or parties for these purposes.

        Section 7.09    SEVERABILITY.     Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

        Section 7.10    RULES OF CONSTRUCTION.

        (a)   The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        (b)   The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        Section 7.11    EQUITABLE REMEDIES.     The parties agree that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in California, this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement or otherwise at law or in equity. Notwithstanding the foregoing, this Agreement shall not bar any equitable remedies otherwise available to the Contributor pursuant to the terms and provisions contained in Section 3.10.

        Section 7.12    TIME OF THE ESSENCE.     Time is of the essence with respect to all obligations under this Agreement.

        Section 7.13    DESCRIPTIVE HEADINGS.     The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 7.14    NO PERSONAL LIABILITY CONFERRED.     This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or shareholder of the Operating Partnership or the Contributor.

        Section 7.15    CONSENT OF MANAGER.     In accordance with Section 9.1 of the DEG Operating Agreement in respect of the DEG Contributed Interest and Section 9.1 of the DEGA Operating Agreement in respect of the DEGA Contributed Interest, the Manager consents to the transfer contemplated in Section 1.01 hereof and the admission of the Operating Partnership as a substituted member in DEG and DEGA.

        Section 7.16    WAIVER OF SECTION 1542 PROTECTIONS.     As of the Closing Date, each of the parties hereto expressly acknowledges that it has had, or has had and waived, the opportunity to be advised by independent legal counsel and hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

        Section 7.17    AMENDMENTS.     This Agreement may be amended by appropriate instrument, without the consent of the Contributor, at any time prior to the Closing Date; provided, that no such amendment, modification or supplement shall be made that alters the amount or changes the form of the consideration to be delivered to the Contributor.

        [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

DOUGLAS EMMETT PROPERTIES, LP
By:	Douglas Emmett, LLC Its General Partner
By:	Douglas Emmett, Inc. Its Sole Member
By:	/s/ JORDAN KAPLAN

Name:	Jordan Kaplan
Title:	Chief Executive Officer
HBRCT LLC
By:	/s/ RICHARD W. GUSHMAN, II

Name:	Richard W. Gushman, II
Title:	Manager
Solely with respect to Sections 1.01 and 7.15
DOUGLAS EMMETT REALTY ADVISORS, a California corporation (acting in its capacity as manager of DEG, LLC and DEGA, LLC)
By:	/s/ DAN A. EMMETT

Name:	Dan A. Emmett
Title:	President and Chief Executive Officer

EXHIBITS

Exhibit A:	List of DERA Funds and Single Asset Entities
Exhibit B:	List of Formation Transaction Documentation
Exhibit C:	Form of Registration Rights Agreement
Exhibit D:	Operating Partnership Agreement

QuickLinks

  Exhibit 10.38
TABLE OF CONTENTS
DEFINED TERMS
  Section 1.01 CONTRIBUTION TRANSACTION; ASSIGNMENT AND ASSUMPTION.
  Section 1.02 CONSIDERATION.
  Section 1.03 FURTHER ACTION.
  Section 1.04 CALCULATION OF HBRCT UNIT CONSIDERATION.
  Section 1.05 TRANSACTION COSTS.
  Section 2.01 CONDITIONS PRECEDENT.
  (a) Condition to Each Party's Obligations.
  (b) Conditions to Obligations of the Operating Partnership.
  (c) Conditions to Obligations of the Contributor.
  Section 2.02 TIME AND PLACE.
  Section 2.03 DELIVERY OF OP UNITS.
  Section 2.04 CLOSING DELIVERIES.
  Section 2.05 CLOSING COSTS.
  Section 2.06 TERM OF THE AGREEMENT.
  Section 2.07 EFFECT OF TERMINATION.
  Section 2.08 TAX WITHHOLDING.
  Section 3.01 ORGANIZATION; AUTHORITY.
  Section 3.02 DUE AUTHORIZATION.
  Section 3.03 CONSENTS AND APPROVALS.
  Section 3.04 NO VIOLATION.
  Section 3.05 VALIDITY OF OP UNITS.
  Section 3.06 LITIGATION.
  Section 3.07 OP AGREEMENT.
  Section 3.08 LIMITED ACTIVITIES.
  Section 3.09 NO OTHER REPRESENTATIONS OR WARRANTIES.
  Section 3.10 INDEMNIFICATION.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR
  Section 4.01 ORGANIZATION; AUTHORITY.
  Section 4.02 DUE AUTHORIZATION.
  Section 4.03 OWNERSHIP OF CONTRIBUTED INTERESTS.
  Section 4.04 CONSENTS AND APPROVALS.
  Section 4.05 NO VIOLATION.
  Section 4.06 NON-FOREIGN PERSON.
  Section 4.07 SOLVENCY.
  Section 4.08 LITIGATION.
  Section 4.09 INVESTMENT.
  Section 4.10 NO OTHER REPRESENTATIONS OR WARRANTIES.
  Section 4.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
ARTICLE V COVENANTS AND OTHER AGREEMENTS
  Section 5.01 COVENANTS OF THE CONTRIBUTOR.
  Section 5.02 COMMERCIALLY REASONABLE EFFORTS BY THE OPERATING PARTNERSHIP AND THE CONTRIBUTOR.
ARTICLE VI POWER OF ATTORNEY
  Section 6.01 GRANT OF POWER OF ATTORNEY.
  Section 6.02 LIMITATION ON LIABILITY.
  Section 6.03 RATIFICATION; THIRD PARTY RELIANCE.
ARTICLE VII GENERAL PROVISIONS
  Section 7.01 NOTICES.
  Section 7.02 DEFINITIONS.
  Section 7.03 COUNTERPARTS.
  Section 7.04 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.
  Section 7.05 GOVERNING LAW.
  Section 7.06 ASSIGNMENT.
  Section 7.07 JURISDICTION.
  Section 7.08 DISPUTE RESOLUTION.
  Section 7.09 SEVERABILITY.
  Section 7.10 RULES OF CONSTRUCTION.
  Section 7.11 EQUITABLE REMEDIES.
  Section 7.12 TIME OF THE ESSENCE.
  Section 7.13 DESCRIPTIVE HEADINGS.
  Section 7.14 NO PERSONAL LIABILITY CONFERRED.
  Section 7.15 CONSENT OF MANAGER.
  Section 7.16 WAIVER OF SECTION 1542 PROTECTIONS.
  Section 7.17 AMENDMENTS.